EXHIBIT 99.1

FOR IMMEDIATE RELEASE
DECEMBER 6, 1999

Contact:          Peter Weaver
                  President - Marker International GmbH
Telephone:        (801) 972-2100
Facsimile:        (801) 972-1011

Contact:          Kevin Hardy
                  President - Marker International (MKR Holdings)
                  1070 West 2300 South
                  Salt Lake City, Utah  84119
Telephone:        (801) 972-2100
Facsimile:        (801) 972-1011

                MARKER INTERNATIONAL ANNOUNCES COMPLETION of SALE

Salt Lake City, Utah - Marker International (OTC Bulletin Board: MRKR) a leading manufacturer and marketer of alpine ski bindings, announced today that it consummated the previously announced sale of substantially all of its assets (including the equity securities of its subsidiaries) to Marker International GmbH, a Swiss GmbH, 85% of which is owned by CT Sports Holding AG, a joint venture between Tecnica S.p.A. and H.D. Cleven, the principal shareholder of the Volkl Group. CT Sports Holding AG transferred approximately $14.0 million, in a combination of debt and equity, to Marker International GmbH in consideration for its 85% equity interest. In exchange for substantially all its assets, Marker International received the remaining 15% equity interest in Marker International GmbH. The sale was effected through a pre-negotiated voluntary reorganization of Marker International under Chapter 11 of the United States Bankruptcy Code, which was confirmed by the United States Bankruptcy Court for the District of Delaware on October 27, 1999. Marker International also announced that it is changing its name to MKR Holdings. The trading symbol for its common stock will remain the same.

CEO of Marker International GmbH, Peter Weaver commented on the completion of the sale, "When we structured the new investment in Marker, we had two objectives - solving immediate credit problems and finding a long term strategic partner for our products. We intend to continue the tradition of innovation and technical performance in Marker products so that customers have a reason to choose our products. At the same time, we are utilizing the synergy of the brands. The individual brands - Marker, Tecnica and Volkl - will remain strong in their own right, and the companies will be able to cooperate effectively in research, development, sales and marketing."

CT Sports Holding AG has the option to purchase Marker International's 15% equity interest in Marker International GmbH at any time on or after the second anniversary of the consummation date of Marker's plan of reorganization at the then fair market value, subject to certain reductions as referenced in the asset purchase agreement.

As contemplated by the asset purchase agreement and the plan of reorganization, Marker International will no longer be engaged in the conduct of business and will operate for the sole purpose of holding and subsequently liquidating its assets (including, without limitation, its 15% equity interest in Marker International GmbH). If CT does not exercise its option, Marker International is required to dissolve and liquidate all of its assets no earlier than November 30, 2002, and no later than November 30, 2004. Upon liquidation the shareholders of Marker International will receive an equity interest in Marker International GmbH equal to each shareholder's pro rata share of the Marker's 15% equity interest in Marker International GmbH.

Marker management, research, development and production are based in Eschenlohe, Germany. Founded in 1952, by Hannes Marker, the company continues its leadership role in bringing new technology to ski equipment.


CERTAIN STATEMENTS INCLUDED ABOVE WHICH ARE NOT STATEMENTS OF HISTORICAL FACT ARE INTENDED TO BE, AND ARE HEREBY IDENTIFIED AS, "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF MARKER INTERNATIONAL TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.